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                                                                     Exhibit 3.1

NE Sec of State  -  CORP

1000507656          Pgs: 3
SIOUXLAND ETHANOL, LLC
Filed: 08/12/2004   01:34 PM


                            ARTICLES OF ORGANIZATION

                                       OF

                             SIOUXLAND ETHANOL, LLC

     Pursuant to the Nebraska Limited Liability Company Act, we, the undersigned, do hereby adopt the following Articles of Organization for the purpose of forming a Nebraska limited liability company:

                                    ARTICLE I
                                      NAME

     The name of this limited liability company is Siouxland Ethanol, LLC (the "Company").

                                   ARTICLE II
                                BUSINESS PURPOSE

     The Company is organized to perform any and all lawful acts pertaining to the management of any lawful business as well as to engage in and to do any lawful act concerning any and all lawful business for which a Limited Liability Company may be organized under the Nebraska Limited Liability Company Act and any amendments thereto.

     The Company shall primarily engage in the development, construction and operation of an ethanol production facility. However, the Company shall not be limited to this scope.

                                   ARTICLE III
                           PRINCIPAL PLACE OF BUSINESS

     The Company's principal place of business is located at: 1221 Monona Blvd., Jackson, Nebraska 68743.

                                   ARTICLE IV
                                REGISTERED AGENT

     The Company shall continuously maintain an agent in the State of Nebraska for service of process who is an individual residing in said state. The name and address of the initial registered agent shall be: Doug Garwood, 520 Timberline Drive, South Sioux City, Nebraska 68776.

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                                    ARTICLE V
                        CONTRIBUTIONS, CAPITAL, AND VALUE

     The total amount of cash contributed to the stated capital of the Company is $1.00. The Company has $1.00 of capital or contributed cash.

     No Member shall be obligated to make any contribution to the Company except those specifically set forth in the Operating Agreement adopted by the Members of the Company.

                                   ARTICLE VI
                                   MEMBERSHIP

     The Company shall accept the application of new members pursuant to the terms and conditions set forth in the Operating Agreement.

                                   ARTICLE VII
                                   MANAGEMENT

     The Company's business and affairs shall be managed by a Board of Directors. For purposes of the Act, the Board of Directors shall be deemed to be the board of managers of the Company, and each director shall be deemed to be a manager. The names and addresses of the initial Directors are as follows:

NAME               ADDRESS
----               -------
Tom Lynch          1221 Monona Blvd.
President          Jackson, Nebraska 68743

Pam Miller         414 Howard St.
Vice President     Homer, Nebraska 68030

Nancy Kirkholm     831 137th St.
Secretary          South Sioux City, Nebraska 68776

John Kingsbury     PO Box 570
Treasurer          Ponca, Nebraska 68770

Doug Garwood       520 Timberline Drive
                   South Sioux City, Nebraska 68776


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
Shennen Saltzman   PO Box 3085
                   Sioux City, Iowa 51102

Don Meisner        3116 Everett St.
                   Sioux City, Iowa 51106

Ronald Wetherell   PO Box 188
                   Cleghorn, Iowa 51014

Darrell Downs      PO Box 103
                   Marcus, Iowa 51035

Jim Warner         505 5th Street
                   Sioux City, Iowa 51101

     Each director shall serve until such time as specified by the Operating Agreement.

                                   ARTICLE VII
                                   SIGNATURES

     IN WITNESS THEREOF, the undersigned has executed these Articles of Organization as of this 30th day of July, 2004.


                                        /s/ Tom Lynch
                                        ----------------------------------------
                                        Tom Lynch, Organizer


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